Exhibit No. 10(j)

                            THE VALSPAR CORPORATION

                       AMENDMENT TO RESTRICTED STOCK PLAN
                           FOR NON-EMPLOYEE DIRECTORS


         The Valspar Corporation Restricted Stock Plan for Non-Employee Directors is hereby amended as follows:

A. The Section captioned "Definitions" is hereby amended to add the following:

         "Change of Control" shall be deemed to have occurred if (i) any person increases or decreases its percentage equity ownership in Valspar by more than twenty percentage points from that person's percentage equity ownership in Valspar on the date hereof or (ii) a majority of the members of the board of directors of Valspar were nominated and approved by the board of directors as it existed prior to the election of such directors. For the purposes of this definition, a "person" shall include an individual, corporation, partnership, trust or other legal entity or any group of such persons acting in concert. In calculating the ownership interest of any person, all securities for which such person is a beneficial owner as that term is used in Rule 13d-3, as then in effect, under the Securities Exchange Act of 1934 shall be included.

         "Disability" shall mean a mental or physical disability which prevents a Participant from fulfilling his/her obligations as a member of the Board of Directors of Valspar for a period of three consecutive calendar months in any twelve month period.

         "Retirement" shall mean the termination as a director of Valspar at any time after the Participant has attained the age of sixty years for any reason other than Termination for Cause.

         "Termination for Cause" shall mean the termination as a member of the Board of Directors of Valspar as a result of an illegal act or a willful violation of a Valspar policy.

B.       The section captioned "Plan" is hereby amended by deleting paragraph
         (e) and adding the following paragraphs (e) and (f) to Section 1, immediately following Section 1(d):

                  (e) All grants of restricted Stock pursuant to Section 1(a) for Board service in fiscal years 1992 and 1993 (the "1992 and 1993 Grants") are hereby restated and clarified to reflect the understanding of Valspar and the Participants as of the respective dates of the 1992 and 1993 Grants, as follows. The shares of restricted Stock granted pursuant to the 1992 and 1993 Grants are forfeitable for three years from the date of the grant if the Participant ceases to be a director of Valspar for any reason other than death, Disability, Retirement or Change of Control. Such shares of Stock shall not be forfeitable if the Participant ceases to be a director of Valspar during such three-year period as a result of such Participant's death, Disability or Retirement or a Change of Control of Valspar or if the Participant ceases to be a director of Valspar after the end of such three-year period. With respect to grants for Board service in years subsequent to fiscal 1993, the provisions of this Section 1(e) shall not apply and such grants shall vest immediately, subject to the provisions of this
         Section 1.

                  (f) The certificate representing the shares of Stock shall be distributed to the person in whose name it was issued, or if appropriate that person's estate, at such time as such participant is no longer a director of Valspar and the risk of forfeiture pursuant to
         Section 1(e), if any, has lapsed. If any shares of Stock are forfeited pursuant to Section 1(e), the certificate representing those shares shall be cancelled and the shares shall be returned to the reserve under this Plan.

APPROVALS:

         The foregoing Amendment was approved by the Board of Directors of Valspar at its meeting on December 14, 1994.



                                                            /s/ Rolf Engh
                                                            Rolf Engh, Secretary